EXHIBIT 10.6

FIRST AMENDMENT TO THE
BOSTON SCIENTIFIC CORPORATION
DEFERRED BONUS PLAN

Boston Scientific Corporation has established the Boston Scientific Corporation Deferred Bonus Plan, effective as of June 1, 2010. Pursuant to Article 8 of the Plan, the Plan is hereby amended as follows, effective as of January 1, 2015:
1.    Section 2.1(f) of the Plan is amended to read as follows:
(f)    “Bonus Plan” means the Boston Scientific Corporation Annual Bonus Plan or any similar or successor plan established by the Company and designated by the Committee, provided that awards under the designated plan constitute “performance-based compensation” under the Section 409A Standards.
2.    Section 2.1(l) of the Plan is amended to read as follows:
(l)    “Eligible Employee” means an Employee who (1) is employed in the United States or as a U.S.-based expatriate; (2) is employed in a position at or above the director level; (3) is a participant in the Bonus Plan; and (4) is approved (or is part of a group that is approved) by the Committee as eligible to participate in the Plan.

IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf, effective as of the dates set forth herein, by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By:    _/s/ Wendy Carruthers__________
Wendy Carruthers
Title:    Senior Vice President, Human Resources
Date:    October 28, 2014